VOICE ASSIST, INC.
GOVERNANCE AND NOMINATING COMMITTEE CHARTER
Dated September 29, 2010

ROLE

The role of the Governance and Nominating Committee (the “Committee”) of Voice Assist, Inc., is to assist the Board of Directors (the “Board”) of Voice Assist by:

1.	Recommending to the Board corporate governance guidelines applicable to Voice Assist;

2.	Identifying, reviewing, and evaluating individuals qualified to become members of the Board;

3.	Reviewing and recommending the nomination of Board members; and

4.	Overseeing the evaluation of the Board and management; and

5.	Assisting the Board with other related tasks, as assigned from time to time.

MEMBERSHIP

1.	The Committee shall consist of at least three directors determined by the Board to be independent under applicable listing standards.

2.	Committee members shall be generally acquainted with corporate governance issues and have experience in one or more of the areas of the Committee’s responsibilities.

3.
The members of the Committee, including the chairperson of the Committee, shall be appointed annually by the Board. Members may be replaced by the Board at any time, but shall otherwise serve until their successor has been named.

OPERATIONS

1.	The Committee shall meet at least once a year in January or February at the call of the Chair. Additional meetings may occur as any member of the Committee requests or its Chair deems advisable.

2.
The Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

3.
The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of the State of Nevada.

4.	The Committee will conduct and annual evaluation of the performance of the Committee.

AUTHORITY

1.	The Committee will have the resources and authority necessary to discharge its duties and responsibilities.

2.
Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of Voice Assist and the Committee will take all necessary steps to preserve the privileged nature of those communications.

3.	The Committee shall have the authority to form and delegate responsibilities to subcommittees as appropriate.

4.	The Committee shall report to the Board at its meeting following the annual meeting of stockholders.

5.
The Committee shall have and exercise sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

DUTIES AND RESPONSIBILITIES

The Governance and Nominating Committee shall have the following duties and responsibilities, in addition to any others that may be assigned by the Board from time to time:

1.
Annually evaluate and report to the Board on the performance and effectiveness of the Board to assist the directors in fulfilling their responsibilities in a manner that serves the interests of Voice Assist’s shareholders;

2.	Assist in identifying, interviewing and recruiting candidates for the Board;

3.
Before recommending an incumbent, replacement, or additional director, review his or her qualifications, including capability, availability to serve, independence, conflicts of interest, and other relevant factors;

4.	Annually present to the Executive Committee, if established, a list of individuals recommended for nomination for election to the Board at the annual meeting of stockholders;

5.	Review and make recommendations about changes to the charter of the Governance and Nominating Committee as required in the Committee’s opinion;

6.	Develop and recommend to the Board a set of corporate governance guidelines applicable to Voice Assist; and

7.	Review corporate governance guidelines at least annually and provide any appropriate recommendations to the Board.